Exhibit 10.10

FIRST AMENDMENT
TO
AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 20th day of November, 2014, by and between SILICON VALLEY BANK (“Bank”) and OUTBRAIN INC., a Delaware corporation (“Borrower”) whose address is 39 West Thirteenth Street, Third Floor, New York City, New York 10011.

Recitals

A.           Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 15, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (i) amend the Collateral, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.            Amendments to Loan Agreement.

2.1       Section 3.5 (Post-Closing Requirements). Section 3.5 is amended in its entirety and replaced with the following:

“3.5 Post-Closing Requirements. Bank shall have received, in form and substance satisfactory to Bank, within ninety (90) days after the 2014 Effective Date, a landlord’s consent in favor of Bank for Borrower’s leased locations at (i) 2200 Busse Road, Elk Grove, Illinois 60007, and (ii) 600 West Seventh Street, Los Angeles, California 90017, by the respective landlord thereof, together with the duly executed original signatures thereto.”

2.2       Section 6.2(d) (Financial Statements, Reports, Certificates). Section 6.2(d) is amended in its entirety and replaced with the following:

“(d) within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement (except as specifically noted therein), and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;”

2.3       Section 6.2(f) (Financial Statements, Reports, Certificates). The following text set forth in Section 6.2(f) is amended in its entirety and replaced with the following:

“Notwithstanding the foregoing, Borrower shall provide Bank, on or before November 12, 2014, with Borrower’s audited consolidated financial statements for the fiscal years ended 2012 and 2013;”

2.4       Section 6.2 (Financial Statements, Reports, Certificates). The Loan Agreement shall be amended by (i) deleting “and” at the end of clause (i), (ii) changing “.” to “; and” at the end of clause (j), and (iii) inserting the following new clauses (k) and (1) to appear at the end of Section 6.2 thereof:

“(k)      as long as Borrower is a privately held company, as soon as available after completion, and at least annually, any 409A valuation report prepared by or at the direction of Borrower; and

(1)        contemporaneously with any updates or changes thereto, and at least annually, an updated capitalization table.”

2.5       Section 6.8 (Operating Accounts). Section 6.8 is amended in its entirety and replaced with the following:

“6.8     Operating Accounts.

(a)        Maintain all of its and all of its Subsidiaries’ depository, operating and securities/investment accounts with Bank and/or Bank’s Affiliates with the exception of the Offshore Accounts.

(b)        Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account not located at Bank and/or Bank’s Affiliates (other than (i) Offshore Accounts and (ii) the Permitted Accounts, provided such Permitted Accounts shall be closed and all balances maintained in such Permitted Accounts transferred to accounts in the name of Borrower maintained with Bank and/or Bank’s Affiliates no later than January 31, 2015) that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

2.6       Section 6.10 (Protection and Registration of Intellectual Property Rights). The Loan Agreement shall be amended by renaming Section 6.10 as “Protection and Registration of Intellectual Property Rights” and inserting the following new subsection (c) to appear at the end of Section 6.10 thereof:

“          (c) To the extent not already disclosed in writing to Bank, if Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise (other than as licensee of software commercially available to the public), or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall promptly provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property other than with respect to any “intent-to-use” Trademark application for which a statement of use has not been filed. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least five (5) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Bank to perfect and maintain a first priority perfected security interest in such property.”

2.7        Section 8.6 (Other Agreements). Section 8.6 is amended in its entirety and replaced with the following:

“8.6     Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties (other than the Mezzanine Loan Agreement), (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000.00), or (b) any breach or default by Borrower, the result of which could have a material adverse effect on Borrower’s business;”

2.8        Section 13 (Definitions). The following provision appearing as clause (a) in the definition of Permitted Indebtedness set forth in Section 13.1 is amended in its entirety and replaced with the following:

“(a)       Borrower’s Indebtedness to Bank under this Agreement, the Mezzanine Loan Agreement, and the other Loan Documents;”

2.9        Section 13 (Definitions). The following provision appearing as clause (a) in the definition of Permitted Liens set forth in Section 13.1 is amended in its entirety and replaced with the following:

“(a)       Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement, the Mezzanine Loan Agreement, and the other Loan Documents;”

2.10      Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“            “Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, any Bank Services Agreement, the IP Security Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any guarantor, and any other present or future agreement by Borrower and/or guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.”

“            “Quick Assets” is, on any date, Borrower’s consolidated, unrestricted cash plus net billed accounts receivable, determined according to GAAP.”

2.11      Section 13 (Definitions). The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“            “2014 Effective Date” means November 20, 2014.”

“            “IP Security Agreement” is that certain Intellectual Property Security Agreement executed and delivered by Borrower to Bank dated as of the 2014 Effective Date, as the same may be amended, modified, supplemented or restated from time to time.”

“            “Mezzanine Loan Agreement” means that certain Mezzanine Loan and Security Agreement between Borrower and Bank dated as of the 2014 Effective Date, as may be amended, modified, supplemented or restated from time to time.”

“            “Permitted Accounts” means, collectively, (a) Borrower’s account nos. xxxx3005 and xxxx9361 maintained with Comerica Bank, N.A., and (b) Borrower’s account no. xxxx0494 maintained with Citibank, N.A.”

2.12      Exhibit A (Collateral Description). The Loan Agreement shall be amended by substituting the Collateral description appearing on Exhibit A thereto for the Collateral description appearing on Schedule 1 hereto. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Loan Documents, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

2.13      Exhibit B (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 2 attached hereto.

3.	Limitation of Amendments.

3.1       The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2       This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.           Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1       Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2       Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3       The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7       This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.            Updated Perfection Certificate. Borrower has delivered an updated Perfection Certificate in connection with this Amendment dated as of November 20, 2014 (the “Updated Perfection Certificate”), which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of September 15, 2014. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

6.            Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.            Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.            Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

SILICON VALLEY BANK	OUTBRAIN INC.

By:	/s/ Claudia Canales	By:	/s/ Yaron Galai

Name:	Claudia Canales	Name:	Yaron Galai

Title:	Director	Title:	CEO

Schedule 1

EXHIBIT A – COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, Deposit Accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following: (a) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter; (b) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (c) any interest of Borrower as a lessee or sublessee under a real property lease or an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-407(a) of Article/Division 9 of the Code); provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank; or (d) any intent-to-use trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise.

Schedule 2

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date: ___________________
FROM:	OUTBRAIN INC.

The undersigned, in his or her capacity as authorized officer of Outbrain Inc. (“Borrower”) and not in her or her individual capacity certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”): (1) Borrower is in complete compliance for the period ending___________________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Transaction Reports	Monthly within 30 days and each request for an Advance	Yes No
Projections	FYE within 30 days	Yes No
409A Report	As completed, but at least annually	Yes No
Capitalization Table	As updated, but at least annually	Yes No
The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None).

Financial Covenant	Required	Actual	Complies
Maintain as indicated:
Minimum Adjusted Quick Ratio	1.00:1.00	_____:1.0	Yes No

Performance Pricing			Applies
Adjusted Quick Ratio > 1.10:1.00	Prime + 0.25%		Yes No
Adjusted Quick Ratio < 1.10:1.00	Prime + 0.75%		Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

OUTBRAIN INC.	BANK USE ONLY

Received by:
By:		authorized Signer
Name:	Date:
Title:

Verified:
authorized Signer
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

I.	Adjusted Quick Ratio (Section 6.9(a))

Required:	1.00:1.00

Actual:

A	Aggregate value of Borrower’s consolidated, unrestricted cash	$_______

B.	Aggregate value of Borrower’s consolidated net billed accounts receivable, determined according to GAAP	$_______

C.	Quick Assets (the sum of lines A and B)	$_______

D.	Aggregate value of all Obligations of Borrower to Bank	$_______

E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, not otherwise reflected in line D above, that matures within one (1) year but excluding intercompany payables and statutory severance required in Israel	$_______

F.	Current Liabilities (the sum of lines D and E)	$_______

G.	Aggregate value of current portion of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$_______

H.	Line F minus G	$_______

I	Adjusted Quick Ratio (line C divided by line H)	_______

Is line I equal to or greater than 1.00:1:00?

_______ No, not in compliance	_______ Yes, in compliance